Exhibit 3.2

AMENDED AND RESTATED

BY-LAWS

OF

UNIVISION HOLDINGS, INC.

(A DELAWARE CORPORATION (the “Corporation”))

Effective [    ], 2015

ARTICLE I

Stockholders

SECTION 1. Annual Meetings. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at such date and time, within or without the State of Delaware, as the Board of Directors shall determine.

SECTION 2. Special Meetings. Special meetings of stockholders for the transaction of such business as may properly come before the meeting may be called by order of the Board of Directors, by the Chairman of the Board, by the Chief Executive Officer of the Corporation, by, prior to both a Sponsor Exit Sell-Down and receipt of TOC Approval, by any Principal Investor, by, prior to a Televisa Eighty Percent Sell-Down, Televisa or by the Secretary of the Corporation at the direction of one or more of the foregoing, and shall be held at such date and time, within or without the State of Delaware, as may be specified by such order, or by the Secretary of the Corporation solely at the direction of one or more of the foregoing.

SECTION 3. Notice of Meetings. Written notice of all meetings of the stockholders shall state the place (if the meeting is not to be held exclusively telephonically or electronically at which all persons participating in the meeting can hear each other), date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the place within the city or other municipality or community at which the list of stockholders may be examined. Such notice shall be given by mailing, by overnight or same day courier, or, if consented to by the stockholder, by facsimile or by e-mailing the same, or by delivering the same personally to each stockholder not less than ten (10) nor more than sixty (60) days prior to the meeting. Notice of any special meeting shall state, in general terms, the purpose or purposes for which the meeting is to be held.

SECTION 4. Stockholder Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting during ordinary business hours at the principal place of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

SECTION 5. Quorum. Except as otherwise provided by Law or the Certificate of Incorporation, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, which majority shall include, prior to both a Sponsor Exit Sell-Down and receipt of TOC Approval, the Majority PITV Investors entitled to vote at the meeting, present in person or by proxy. If there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time, without further notice, until a quorum shall have been obtained. When a quorum is once present it is not broken by the subsequent withdrawal of any stockholder.

SECTION 6. Organization. Meetings of stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman’s absence or inability to act, the Chief Executive Officer, if any, or if none or in the Chief Executive Officer’s absence or inability to act, a Vice-President, if any, or if no Vice-President is present and able to act, by a chairman to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary’s absence an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary of the Corporation nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

SECTION 7. Voting; Proxies; Required Vote.

(a) At each meeting of stockholders, every stockholder shall be entitled to vote in person or by proxy appointed by instrument in writing, subscribed by such stockholder or by such stockholder’s duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period), and, unless the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-laws. At all elections of directors the voting may but need not be by ballot and a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors shall elect. Except as otherwise required by Law or the Certificate of Incorporation, any other action shall be authorized by the vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

(b) Prior to both a Sponsor Exit Sell-Down and receipt of TOC Approval, any action required or permitted to be taken at any meeting of stockholders may, except as otherwise required by Law or the Certificate of Incorporation, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of the issued and outstanding capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and the writing or writings are filed with the permanent records of the Corporation; provided, however, that prior to a Televisa Sell-Down, any action of the stockholders taken without a meeting shall also require either Televisa’s written consent or prior written notice provided to Televisa by the earlier of (i) at least two (2) Business Days prior to the taking of such action and (ii) two (2) Business Days after the consent has been signed by the requisite holders of capital stock. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Following both a Sponsor Exit Sell-Down and receipt of TOC Approval, any action by the stockholders must be taken at an annual or special meeting of stockholders and may not be taken by written consent.

(c) Where a separate vote by a class or classes is required, the presence in person or represented by proxy of the majority of shares of such class or classes shall constitute a quorum entitled to vote on that matter, and the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Certificate of Incorporation.

SECTION 8. Inspectors. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

ARTICLE II

Board of Directors

SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

SECTION 2. Qualification; Number; Term; Remuneration.

(a) Each director shall be at least eighteen (18) years of age. A director need not be a stockholder or a resident of the State of Delaware. Prior to both a Sponsor Exit Sell-Down and receipt of TOC Approval, unless a Televisa Eighty Percent Sell-Down has occurred, all directors (other than Class T-1 Directors) shall be U.S. citizens, unless otherwise agreed by the Majority PITV Investors; provided that the holders of Class T-1 Common Stock shall have the right to designate the maximum number of non-U.S. citizens allowable under Federal Communications Laws as its representatives on the Board of Directors (up to the maximum number of directors to which the holders of Class T-1 Common Stock is entitled to designate pursuant to Sections 4.5.2(c) and 4.5.3(c) as applicable, of the Certificate of Incorporation) before other stockholders may designate any non-U.S. citizens as its representatives on the Board of Directors pursuant to the Certificate of Incorporation. Following both a Sponsor Exit Sell-Down and receipt of TOC Approval, but prior to a Televisa Eighty Percent Sell-Down, all directors (other than Class T-1 Directors) shall be U.S. citizens, unless otherwise agreed by Televisa; provided that the holders of Class T-1 Common Stock shall have the right to designate the maximum number of non-U.S. citizens allowable under the Federal Communications Laws as its representatives on the Board of Directors (up to the maximum number of directors to which the holders of Class T-1 Common Stock is entitled to designate pursuant to Section 4.5.4(b) of the Certificate of Incorporation before any other stockholder may designate any non-U.S. citizens as its representatives pursuant to the Certificate of Incorporation. The number of authorized directors constituting the Board of Directors shall be twenty-two (22), or such other number as may be fixed from time to time by action of the stockholders or Board of Directors or as required by the Principal Investor Agreement; provided, that following the Sponsor Exit Sell-Down, the Board of Directors shall be eleven (11), or such other number as may be fixed from time to time by action of the stockholders or Board of Directors. The Chief Executive Officer may be a director but may not be the Chairman.

(b) Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. No person may be nominated as an Independent Director, Sponsors Sell-Down Independent Director or Post-Sponsor Exit Independent Director unless first recommended by the Nominating Committee.

(c) Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor unless such payment precludes a director from serving, or causes a director who is then independent under the applicable laws and rules to be no longer independent, under applicable laws or stock exchange regulations. Members of special or standing committees may be allowed like compensation for attending committee meetings.

SECTION 3. Quorum and Manner of Voting. Except as otherwise provided by Law, a majority of directors then serving on the Board shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. At each meeting of the Board of Directors at which a quorum is present, each director shall be entitled to one vote on each matter to be voted on at such meeting. Except as may be otherwise provided by Law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. All directors may attend meetings of the Board of Directors telephonically if they desire.

SECTION 4. Places of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of Delaware (including by telephone or electronic means by which all persons participating in the meeting can hear each other), as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.

SECTION 5. Annual Meeting. Following the annual meeting of stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the annual meeting of stockholders at the same place at which such stockholders’ meeting is held.

SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine; provided, that the Board of Directors shall hold no less than one (1) meeting per fiscal quarter (counting the annual meeting of the Board of Directors as a regular meeting for purposes of this provision).

SECTION 7. Special Meetings. Subject to Section 8 of this Article II, special meetings of the Board of Directors shall be held whenever called by the Chairman, by the Chief Executive Officer, by the Board of Directors, by, prior to both a Sponsor Exit Sell-Down and receipt of TOC Approval, any Principal Investor, by, prior to a Televisa Eighty Percent Sell-Down, Televisa, or by the Secretary of the Corporation at the direction of one or more of the foregoing.

SECTION 8. Notice of Special Meetings. A notice of the place (if the meeting is not to be held exclusively telephonically or electronically at which all persons participating in the meeting can hear each other), date and time and the purpose or purposes of each special meeting of the Board of Directors shall be given to each director by mailing, by overnight or same day courier or facsimile, or by telephoning or e-mailing the same or by delivering the same personally, in each case not later than 48 hours before the proposed start time of such special meeting (“Special Board Meeting Notice”). Prior to a Televisa Eighty Percent Sell-Down, if, within 48 hours from receipt of the applicable Special Board Meeting Notice one or more of the Class T-1 Directors notifies the Chairman, the Chief Executive Officer or the Secretary of the Corporation that he or she cannot attend the meeting and requests that such special meeting be postponed, such special meeting will be postponed to a subsequent date (which, unless otherwise agreed by Televisa, shall be at least 48 hours after the originally proposed start time for such special meeting). Such postponed special meeting of the Board of Directors shall be held on a subsequent date provided in a notice given in accordance with the first sentence of this Section 8, whether or not any of the Class T-1 Directors can attend the special meeting on such date. For the avoidance of doubt, in no event shall the Class T-1 Directors have the right to postpone any proposed special meeting of the Board more than once as a result of any of the Class T-1 Directors’ inability to attend such special meeting.

SECTION 9. Organization. At all meetings of the Board of Directors, the Chairman, if any, or if none or in the Chairman’s absence or inability to act, the Chief Executive Officer, if any, or if none or in the Chief Executive Officer’s absence or inability to act, any Vice-President who is a member of the Board of Directors, or if no Vice-President is present and able to act a chairman (who must be a director) chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary’s absence, the presiding officer may appoint any person to act as secretary.

SECTION 10. Resignation; Removal. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chairman, Chief Executive Officer or Secretary of the Corporation, unless otherwise specified in the resignation. In addition, any Director may be removed as provided in, and in accordance with, Sections 4.5.2 – 4.5.4 of the Certificate of Incorporation.

SECTION 11. Vacancies. If at any time any director ceases to serve on the Board of Directors or any committee, whether caused by resignation, death, disqualification, removal or otherwise, the vacancy shall be filled as provided in the Principal Investor Agreement.

SECTION 12. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

ARTICLE III

Committees

SECTION 1. Appointment. From time to time the Board of Directors may appoint any committee or committees for any purpose or purposes, to the extent lawful, which shall have powers as shall be determined and specified by the Board of Directors in the resolution of appointment.

SECTION 2. Procedures, Quorum and Manner of Voting. Each committee shall fix its own rules of procedure, and shall meet at such times and places as such committee shall from time to time by resolution determine; provided, that each committee shall hold no less than one (1) meeting per fiscal quarter. Except as otherwise provided by Law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee. At each meeting of a committee at which a quorum is present, each member of such committee shall be entitled to one vote on each matter to be voted on at such meeting. Except as may be otherwise provided by Law, in every case where a quorum is present at any meeting, the vote of a majority of the members of such committee present shall be the act of such committee. All committee members may attend meetings of a committee telephonically if they desire. Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors. Notice need not be given of regular meetings of the committees held at times and places fixed by resolution of such committee.

SECTION 3. Notice of Special Meetings. Each Principal Investor prior to both a Sponsor Exit Sell-Down and receipt of TOC Approval, Televisa prior to a Televisa Eighty Percent Sell-Down, the Chairman of any committee of the Board of Directors and the Secretary of the Corporation at the direction of one of the foregoing shall have the right to call a special meeting of such committee of the Board of Directors. A notice of the place (if the meeting is not to be held exclusively telephonically or electronically at which all persons participating in the meeting can hear each other), date and time and the purpose or purposes of each special meeting of such committee shall be given to each member of such committee by mailing, by overnight or same day courier or by facsimile, or by telephoning or e-mailing of the same, or by delivering the same personally, in each case not later than 48 hours before the proposed start time of such special meeting (“Special Committee Meeting Notice”). Within 48 hours from receipt of the applicable Special Committee Meeting Notice, one or more members of the committee who are Class T-1 Directors may notify the chairman of such committee that such committee member cannot attend such scheduled special meeting and request that such scheduled special meeting be postponed, and in such event such special meeting will be postponed to a subsequent date (which, unless otherwise agreed by the Televisa Investors, shall be at least 48 hours after the originally proposed start time for such special meeting). Such postponed special meeting of such committee shall be held on a subsequent date provided in a notice given in accordance with the first sentence of this Section 3, whether or not any of the Class T-1 Directors can attend the special meeting on such date. For the avoidance of doubt, in no event shall the Class T-1 Directors have the right to postpone any proposed special meeting of any such committee more than once as a result of any of the Class T-1 Directors’ inability to attend such special meeting.

SECTION 4. Action by Written Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the committee.

SECTION 5. Term; Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.

ARTICLE IV

Officers

SECTION 1. Election and Qualifications. The Board of Directors shall elect the officers of the Corporation (in accordance, where applicable, with the provisions of the Principal Investor Agreement), which shall include a Chief Executive Officer and a Secretary of the Corporation, and may include, by election or appointment, a President, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Chief Financial Officer, a Treasurer and such assistant secretaries and such other officers as the Board of Directors may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-laws and as may be assigned by the Board of Directors or the Chief Executive Officer. Any two or more offices may be held by the same person.

SECTION 2. Term of Office and Remuneration. The term of office of all officers shall commence upon election by the Board of Directors and continue until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

SECTION 3. Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chief Executive Officer, the Secretary of the Corporation or any Vice President of the Corporation or, in the case of a resignation of the Chief Executive Officer, by the Chairman, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by the Board of Directors.

SECTION 4. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, and shall have such duties as customarily pertain to that office. The Chief Executive Officer shall have general management and supervision of the property, business and affairs of the Corporation and over its other officers; may appoint and remove other agents and employees, other than officers referred to in Section 1 of this Article IV; and may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments. The Chief Executive Officer may be a director, but may not be the Chairman.

SECTION 5. President. A President may execute and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and shall have such other authority as from time to time may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 6. Vice-President. A Vice-President may execute and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and shall have such other authority as from time to time may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 7. Chief Financial Officer. The Chief Financial Officer shall in general have all duties incident to the position of Chief Financial Officer and such other duties as may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 8. Secretary. The Secretary shall in general have all the duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 9. Treasurer. The Treasurer shall in general have all the duties incident to the office of Treasurer and such other duties as may be assigned by the Board of Directors or the Chief Executive Officer.

ARTICLE V

Books and Records

SECTION 1. Location. The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary of the Corporation as prescribed in the By-laws and by such officer or agent as shall be designated by the Board of Directors.

SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each stockholder at the stockholder’s address as it appears on the records of the Corporation.

SECTION 3. Fixing Date for Determination of Stockholders of Record.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested or by electronic means, including facsimile. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by this chapter, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VI

Certificates Representing Stock

SECTION 1. Certificates; Signatures. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman of the Board of Directors, or the President or Vice-President, and by the Treasurer, Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

SECTION 2. Transfers of Stock. Upon compliance with provisions restricting the Transfer or registration of Transfer of shares of stock, if any, shares of capital stock shall be transferable on the books of the Corporation only by the holder of record thereof in person, or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, properly endorsed, and the payment of all taxes due thereon.

SECTION 3. Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided.

To the fullest extent permitted by Law, the Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, Transfer and registration of certificates representing shares of the Corporation.

SECTION 4. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

ARTICLE VII

Dividends

Subject always to the provisions of Law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to stockholders; the distribution of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to distribute or pay any part of such funds among or to the stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for authorizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created; subject in any case to any agreements by which the Corporation is bound that restrict the declaration and/or payment of dividends.

ARTICLE VIII

Ratification

To the fullest extent permitted by Law, any act or transaction which was not properly authorized due to lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, or for any other reason, may be ratified at any time, by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

ARTICLE IX

Corporate Seal

The corporate seal shall have inscribed thereon the name of the Corporation and the year of its incorporation, and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine. The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal.

ARTICLE X

Fiscal Year

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall be the calendar year.

ARTICLE XI

Waiver of Notice

Whenever notice is required to be given by these By-laws or by the Certificate of Incorporation or by Law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

ARTICLE XII

Bank Accounts, Drafts, Contracts, Etc.

SECTION 1. Bank Accounts and Drafts. In addition to such bank accounts as may be authorized by the Board of Directors, the primary financial officer or any person designated by said primary financial officer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said primary financial officer, or other person so designated by the primary financial officer.

SECTION 2. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

SECTION 3. Execution in Counterpart and by Electronic Means. Subject to the Delaware General Corporation Law or other applicable Law, signatures on any notice, resolution, requisition, statement or other document required or permitted to be executed for the purposes of the Delaware General Corporation Law or other applicable Law may be obtained by means of facsimile or other electronic means (including, without limitation, by portable document format transmitted via electronic mail) or by execution of several documents of like form, each of which is executed by one or more persons, and such documents, when duly executed by all persons required or permitted, as the case may be, to do so, shall be deemed to constitute one document for the purposes of the Delaware General Corporation Law or other applicable Law

SECTION 4. Proxies; Powers of Attorney; Other Instruments. The Chief Executive Officer or any other person designated by the Chief Executive Officer shall have the power and authority to execute and deliver proxies, powers of attorney, written consents and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock by the Corporation, in each case subject to the authority and required approvals of the Board of Directors under the Certificate of Incorporation, these By-laws and the other Transaction Agreements. The Chief Executive Officer or any other person authorized by proxy or power of attorney executed and delivered by either of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

SECTION 5. Financial Reports. The Board of Directors may appoint the primary financial officer or other fiscal officer or any other officer to cause to be prepared and furnished to stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of Law.

ARTICLE XIII

Definitions

For purposes of these By-laws:

“Acquisition Holdco” shall have the meaning set forth in the Stockholders Agreement.

“Affiliate” shall mean, with respect to any specified Person, any other Person which directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person; provided, however, that neither the Corporation nor any of its subsidiaries shall be deemed an Affiliate of any of the holders of shares of Common Stock (and vice versa), and, in addition, such specified Person’s Affiliates shall also include, (a) if such specified Person is a private equity investment fund, any other private equity investment fund the primary investment advisor to which is the primary investment advisor to such specified Person or an Affiliate thereof, and (b) if such specified Person is a natural Person, any Family Member of such natural Person.

“Affiliated Fund” shall mean, with respect to any specified Person, a private equity investment fund that is an Affiliate of such Person or that is advised by the same investment adviser as such Person or by an Affiliate of such investment adviser.

“BMPH” shall mean Broadcast Media Partners Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of the Corporation.

“BMPS1” shall mean BMPI Services, LLC.

“BMPS2” shall mean BMPI Services II, LLC.

“BMPS3” shall mean BMPI Services III, LLC.

“BMPS4” shall mean BMPI Services IV, LLC.

“BMPS1 LLC Agreement” shall mean the Amended and Restated Limited Liability Company Agreement of BMPS1, dated as of January 29, 2008, as amended from time to time.

“BMPS2 LLC Agreement” shall mean the Amended and Restated Limited Liability Company Agreement of BMPS2, dated as of December 20, 2010, as amended from time to time.

“BMPS3 LLC Agreement” shall mean the Amended and Restated Limited Liability Company Agreement of BMPS3, dated as of October 1, 2013, as amended from time to time.

“BMPS4 LLC Agreement” shall mean the Amended and Restated Limited Liability Company Agreement of BMPS4, dated as of November 22, 2013, as amended from time to time.

“Board of Directors” shall mean the board of directors of the Corporation.

“Business Day” shall have the meaning set forth in the Stockholders Agreement.

“Calculation Date” shall mean the date of the Televisa Closing (i.e., December 20, 2010).

“Certificate of Incorporation” shall mean the Amended and Restated Certificate of Incorporation of the Corporation filed with the Delaware Secretary of State on [     ], 2015, as amended from time to time.

“Class A Common Stock” shall mean the voting Class A Common Stock, par value $.001 per share, of the Corporation and shall include any shares of common stock issued in exchange for or in consideration of (including shares of common stock of the surviving company in connection with a merger or similar business combination) or in substitution for the Class A Common Stock, or as such shares of Class A Common Stock may be reclassified.

“Class S-1 Common Stock” shall mean the voting Class S-1 Common Stock, par value $.001 per share, of the Corporation and shall include any shares of common stock issued in exchange for or in consideration of (including shares of common stock of the surviving company in connection with a merger or similar business combination) or in substitution for the Class S-1 Common Stock, or as such shares of Class S-1 Common Stock may be reclassified.

“Class S-2 Common Stock” shall mean the non voting Class S-2 Common Stock, par value $.001 per share, of the Corporation and shall include any shares of common stock issued in exchange for or in consideration of (including shares of common stock of the surviving company in connection with a merger or similar business combination) or in substitution for the Class S-2 Common Stock, or as such shares of Class S-2 Common Stock may be reclassified.

“Class S Common Stock” shall mean Class S-1 Common Stock and Class S-2 Common Stock collectively.

“Class T-1 Common Stock” shall mean the voting Class T-1 Common Stock, par value $.001 per share, of the Corporation and shall include any shares of common stock issued in exchange for or in consideration of (including shares of common stock of the surviving company in connection with a merger or similar business combination) or in substitution for the Class T-1 Common Stock, or as such shares of Class T-1 Common Stock may be reclassified.

“Class T-2 Common Stock” shall mean the nonvoting Class T-2 Common Stock, par value $.001 per share, of the Corporation and shall include any shares of common stock issued in exchange for or in consideration of (including shares of common stock of the surviving company in connection with a merger or similar business combination) or in substitution for the Class T-2 Common Stock, or as such shares of Class T-2 Common Stock may be reclassified.

“Class T-3 Common Stock” shall mean the super voting Class T-3 Common Stock, par value $.001 per share, of the Corporation and shall include any shares of common stock issued in exchange for or in consideration of (including shares of common stock of the surviving company in connection with a merger or similar business combination) or in substitution for the Class T-3 Common Stock, or as such shares of Class T-3 Common Stock may be reclassified.

“Class T Common Stock” shall mean Class T-1 Common Stock, Class T-2 Common Stock and Class T-3 Common Stock collectively.

“Class T Directors” shall have the meaning set forth in the Certificate of Incorporation.

“Class T-1 Directors” shall mean the Class T Directors, Sponsor Sell-Down Class T Directors and Post-Sponsor Exit Class T Directors.

“Co-Investment Vehicle” shall mean any one of (a) the MDP Co-Investment Vehicles, collectively, (b) the PEP Co-Investment Vehicles, collectively, (c) the THL Co-Investment Vehicles, collectively, and (d) the TPG Co-Investment Vehicles, collectively.

“Common Stock” shall mean the common stock of the Corporation, including the Class A Common Stock, the Class S Common Stock, and the Class T Common Stock. For the avoidance of doubt, as used in these By-laws, outstanding Common Stock does not include Convertible Securities or shares issuable or exercisable in connection thereof.

“Convertible Securities” shall mean any evidence of indebtedness, shares of stock, options, warrants (including the TV Warrants) or other securities which are directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock, including any options and warrants.

“Corporation” shall mean Broadcasting Media Partners, Inc., a Delaware corporation.

“Exchange Act” shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time.

“Family Member” shall mean, with respect to any natural Person, (a) any lineal descendant or ancestor or sibling (by birth or adoption) of such natural Person, (b) any spouse or former spouse of any of the foregoing, (c) any legal representative or estate of any of the foregoing, or the ultimate beneficiaries of the estate of any of the foregoing, if deceased and (d) any trust or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing Persons described in clauses (a) through (c) above.

“FCC” shall mean the United States Federal Communications Commission or any successor entity.

“Federal Communications Laws” shall mean the Communications Act of 1934, as amended, and any successor statute thereto, and the rules, regulations and policies promulgated by the FCC thereunder.

“Glade Brook” shall mean Glade Brook Private Investors II L.P., a Delaware limited partnership.

“Glade Brook Side Letter” shall mean the letter agreement dated as of January 30, 2014 by and among Glade Brook and the PITV Investors, as amended from time to time.

“Governmental Authority” shall mean any United States (federal, state or local) or foreign government, or governmental, regulatory, judicial or administrative authority, agency, commission or court (including the FCC and applicable stock exchange(s)).

“Group” shall mean “group” (within the meaning of Section 13(d)(3) of the Exchange Act); provided that a “group” must be formed knowingly in order to constitute a Group, and the existence of any Group may not be established by mere parallel action.

“Investment Agreement” shall mean the Investment Agreement among the Corporation, Univision Communications Inc., Televisa, Pay-TV Venture, Inc., and BMPI Services II, LLC dated as of December 20, 2010, as amended from time to time.

“Law” shall mean any statute, law, ordinance, regulation, rule, code, injunction, judgment, decree, order or any other judicially enforceable legal requirement (including common law) of any Governmental Authority.

“Majority in Interest” shall mean, with respect to shares of Common Stock of one or more class(es), a majority in number of such Shares of all such class or classes taken in the aggregate.

“Majority MDP Investors” shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the MDP Investors.

“Majority PEP Investors” shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the PEP Investors.

“Majority PITV Investors” shall mean, as of any applicable time, (a) PITV Investor Groups that, in the aggregate, hold greater than fifty percent (50%) of the outstanding Common Stock then held by all PITV Investor Groups (provided, in the case of the Televisa Investors, including only shares of Common Stock held directly by the Televisa Investors that do not exceed ten (10) percent of the aggregate shares of Common Stock then outstanding and (b) a majority of the PITV Investor Groups; provided, that if the aggregate number of PITV Investor Groups is two and both of the PITV Investor Groups have not reached agreement or consented with respect to a matter, the term “Majority PITV Investors” shall have the meaning set forth in clause (a) of this definition only; provided, further, that no Principal Investor Group shall be deemed to be a Principal Investor Group for purposes of this definition from and after such time that it has voluntarily Transferred more than ninety-five percent (95%) (or following a Sponsor Exit Sell-Down, ninety-eight percent (98%) in the event TOC Approval has not been received), in the aggregate, of the Shares held by such Principal Investor Group on the Calculation Date (as adjusted for any stock splits, stock dividends, reverse stock splits, stock combinations, recapitalizations, reclassifications (including the Reclassification) and other similar capitalization changes) to Persons other than its Permitted Transferees and/or a Purchaser of Control; and provided, further, that, following a Transfer of control to an initial or subsequent Purchaser of Control, such Purchaser of Control shall have the right to exercise the rights of the transferor Principal Investor Groups and the transferor PITV Investor Groups in accordance with Section 3.8 of the Stockholders Agreement.

“Majority Principal Investors” shall mean, as of any applicable time, (a) Principal Investor Groups (excluding, in each case, Co-Investment Vehicles that constitute part of such Principal Investor Group) that, in the aggregate, hold at least 60% of the outstanding

Common Stock then held by all Principal Investor Groups (without taking into account shares of Common Stock held by Co-Investment Vehicles that are part of such Principal Investor Group) and (b) a majority of the Principal Investor Groups; provided, that if the aggregate number of Principal Investor Groups is an even number and a majority of the Principal Investor Groups has not reached agreement or consented with respect to a matter, the term “Majority Principal Investors” shall have the meaning set forth in clause (a) of this definition only; provided, further, that no Principal Investor Group shall be deemed to be a Principal Investor Group for purposes of this definition from and after such time that it has voluntarily Transferred more than ninety-five percent (95%) (or following a Sponsor Exit Sell-Down, ninety-eight percent (98%) in the event TOC Approval has not been received), in the aggregate, of the Shares held by such Principal Investor Group on the Calculation Date (as adjusted for any stock splits, stock dividends, reverse stock splits, stock combinations, recapitalizations, reclassifications (including the Reclassification) and other similar capitalization changes) to Persons other than its Permitted Transferees and/or a Purchaser of Control; provided, further, that, following a Transfer of control to an initial or subsequent Purchaser of Control, such Purchaser of Control shall have the right to exercise the rights of the Principal Investors and the Majority Principal Investors in accordance with Section 3.8 of the Stockholders Agreement; and provided, further, that at such time as there are no Principal Investors remaining, “Majority Principal Investors” shall mean Investors holding at least 60% majority of the outstanding Common Stock then held by Investors party to the Stockholders Agreement.

“Majority SCG Investors” shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the SCG Investors.

“Majority Televisa Investors” shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the Televisa Investors.

“Majority THL Investors” shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the THL Investors.

“Majority TPG Investors” shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the TPG Investors.

“MDP” shall mean, as of any date, Madison Dearborn Capital Partners IV, L.P., Madison Dearborn Capital Partners V-A, L.P., MDCPV Intermediate (Umbrella), L.P., MDCPIV Intermediate (Umbrella), L.P., and their respective Permitted Transferees, in each case only if such Person holds any Shares.

“MDP Co-Investment Vehicles” shall mean, as of any date, MDCP Foreign Co-Investors (Umbrella), L.P., MDCP US Co-Investors (Umbrella), L.P. and their respective successor entities, and any Affiliated Fund thereof if, in each case, (i) substantially all of the equity thereof (including amounts paid for the acquisition of any Convertible Securities to subscribe for, purchase or otherwise acquire such equity) has not been contributed by the same investors, partners and members as contributed to the equity of MDP, (ii) such entity has been formed for the main purpose of investing in the Corporation or any

Affiliate thereof, and (iii) such entity owns Shares. For the avoidance of doubt, neither MDCPIV Intermediate (Umbrella), L.P., MDCPV Intermediate (Umbrella), L.P., nor any successor thereof shall be deemed to be a Co-Investment Vehicle for the purposes of these By-laws.

“MDP Investors” shall mean, as of any date, MDP, the MDP Co-Investment Vehicles, and their respective Permitted Transferees, in each case only if such Person holds any Shares.

“Nominating Committee” shall have the meaning set forth in the Principal Investor Agreement.

“Participation, Registration Rights and Coordination Agreement” shall mean the Second Amended and Restated Participation, Registration Rights and Coordination Agreement of the Corporation, dated as of [                 ], 2015, as amended from time to time.

“PEP” shall mean, as of any date, Providence Equity Partners V (Umbrella US) L.P., Providence Equity Partners VI (Umbrella US) L.P., Providence Investors V (Univision) L.P., Providence Investors VI (Univision) L.P. and their respective Permitted Transferees, in each case only if such Person holds any Shares.

“PEP Co-Investment Vehicles” shall mean, as of any date, Providence Co-Investors (Univision) L.P., Providence Co-Investors (Univision US) L.P. and their respective successor entities, and any Affiliated Fund thereof if, in each case, (i) substantially all of the equity thereof (including amounts paid for the acquisition of any Convertible Securities to subscribe for, purchase or otherwise acquire such equity) has not been contributed by the same investors, partners and members as contributed to the equity of PEP, (ii) such entity has been formed for the main purpose of investing in the Corporation or any Affiliate thereof, and (iii) such entity owns Shares. For the avoidance of doubt, neither Providence Investors V (Univision) L.P., Providence Investors VI (Univision) L.P., nor any successor thereof shall be deemed to be a Co-Investment Vehicle for the purposes of these By-laws.

“PEP Investors” shall mean, as of any date, PEP, the PEP Co-Investment Vehicles, and their respective Permitted Transferees, in each case only if such Person holds any Shares.

“Permitted Transferee” shall mean, in respect of (a) any PITV Investor, (i) any Affiliate of such PITV Investor (other than a portfolio company of such PITV Investor) or (ii) any successor entity, (b) any SCG Investor, (i) any Person which is controlled by or for the benefit of Haim Saban or Cheryl Saban (or in the event of their divorce, their subsequent respective spouses) (collectively “Saban”) or their Family Members (other than a portfolio company of any SCG Investor), (ii) then-current or former officers and/or employees of Saban or entities controlled by Saban who were issued such interests as a result of or in connection with their employment by Saban, or such officers’ and/or employees’ Family Members to the extent they receive such Transferred interests initially issued to such officer or employee as a result of or in connection with his or her employment by Persons controlled by Saban, and (iii) any trust, custodianship or other entity created for estate or tax planning purposes all of the beneficiaries of which are any of the persons listed in subclause (i) to (iii) of this clause (b), and (c) any holder of Shares who is a natural person, (i) upon the death of such natural person, such person’s estate, executors, administrators, personal representatives, heirs, legatees or distributees in each case acquiring the Shares in question pursuant to the will or other instrument taking effect at death of such holder or by applicable Laws of descent and distribution and (ii) any Person acquiring such Shares pursuant to a qualified domestic relations order; (d) any Televisa Investor, following both a Sponsor Exit Sell-Down and receipt of TOC Approval, any other Televisa Investor, in each case described in clauses (a) through (d), only if such transferee agrees to be bound by the terms of the Transaction Agreements in accordance with their respective terms to the same extent its transferor is bound thereby (it being understood that any Transfer not meeting the foregoing conditions but purporting to rely on Section 3.1.1 of the Stockholders Agreement shall be null and void). In addition, any Stockholder shall be a Permitted Transferee of the Permitted Transferees of itself and any member of a Principal Investor Group shall be a Permitted Transferee of any other member of such Principal Investor Group. No Restricted Person shall be a “Permitted Transferee.”

“Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“PITV Investor Group” shall mean (a) each of the Principal Investor Groups; and (b) the Televisa Investors; provided, however, that the Televisa Investors shall cease to be a PITV Investor Group after a Televisa Sell-Down. Where these By-laws provide for the vote, consent or approval of any PITV Investor Group, such vote, consent or approval shall be determined by (i) the Majority MDP Investors, the Majority PEP Investors, the Majority SCG Investors, the Majority Televisa Investors, the Majority THL Investors or the Majority TPG Investors, as the case may be, or (ii) a Purchaser of Control, as applicable, except as otherwise specifically set forth herein.

“PITV Investors” shall mean the Televisa Investors and the Principal Investors, collectively; provided that a Principal Investor and/or a Televisa Investor shall cease to be a PITV Investor if it ceases to be a member of a PITV Investor Group; provided, further, that, following a Transfer of control to an initial or subsequent Purchaser of Control, such Purchaser of Control shall have the right to exercise the rights of the transferor Principal Investors in accordance with Section 3.8 of the Stockholders Agreement.

“Post-Sponsor Exit Class T Directors” shall have the meaning set forth in the Certificate of Incorporation.

“Preferential Rights” shall have the meaning set forth in the Stockholders Agreement.

“Principal Investor” shall mean any member of a Principal Investor Group that holds Shares.

“Principal Investor Agreement” shall mean the Second Amended and Restated Principal Investor Agreement of the Corporation, dated as of [    ], 2015, as amended from time to time.

“Principal Investor Group” shall mean any one of (a) the MDP Investors, collectively, (b) the PEP Investors, collectively, (c) the SCG Investors, collectively, (d) the THL Investors, collectively, and (e) the TPG Investors, collectively; provided, however, that any such Principal Investor Group shall cease to be a Principal Investor Group at such time it has voluntarily Transferred more than ninety-five percent (95%) (or following a Sponsor Exit Sell-Down, ninety-eight percent (98%) in the event TOC Approval has not been received) of the Shares held by the Principal Investor Group on the Calculation Date (as adjusted for any stock splits, stock dividends, reverse stock splits, stock combinations, recapitalizations, reclassifications (including the Reclassification) and other similar capitalization changes) to Persons other than its Permitted Transferees and/or a Purchaser of Control; provided, further, that, following a Transfer of control to an initial or subsequent Purchaser of Control, such Purchaser of Control shall have the right to exercise the rights of the Principal Investor Groups in accordance with Section 3.8 of the Stockholders Agreement. Where these By-laws provide for the vote, consent or approval of any Principal Investor Group, such vote, consent or approval shall be determined by (i) the Majority MDP Investors, the Majority PEP Investors, the Majority THL Investors, the Majority TPG Investors, or the Majority SCG Investors, as the case may be, or (ii) any Purchaser of Control, as applicable, except as otherwise specifically set forth herein.

“Public Offering” shall mean a public offering and sale of Common Stock for cash pursuant to an effective registration statement under the Securities Act.

“Purchaser of Control” shall have the meaning set forth in the Stockholders Agreement.

“Reclassification” shall have the meaning set forth in the Certificate of Incorporation.

“Restricted Person” shall have the meaning set forth in the Stockholders Agreement.

“Saban Arrangements” shall have the meaning set forth in the Stockholders Agreement.

“SCG Investors” shall mean, as of any date, SCG Investments II, LLC and its Permitted Transferees, in each case only if such Person holds any Shares.

“Securities Act” shall mean the Securities Act of 1933 and the rules and regulations promulgated thereunder, as amended from time to time.

“Service Agreements” shall have the meaning set forth in the Stockholders Agreement.

“Shares” shall have the meaning set forth in the Stockholders Agreement.

“Special Board Meeting Notice” shall have the meaning set forth in Section 8 of Article II.

“Special Committee Meeting Notice” shall have the meaning set forth in Section 3 of Article III.

“Sponsor Exit Sell-Down” shall have the meaning set forth in the Certificate of Incorporation.

“Sponsor Sell-Down Class T Directors” shall have the meaning set forth in the Certificate of Incorporation.

“Stockholders Agreement” shall mean the Second Amended and Restated Stockholders Agreement of the Corporation, dated as of [    ], 2015, as amended from time to time.

“subsidiary” of any Person, shall mean any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

“Televisa” shall mean, as of any date, Grupo Televisa, S.A.B., a corporation organized under the laws of Mexico, and its Permitted Transferees who hold any Shares.

“Televisa Closing” shall have the meaning set forth in the Stockholders Agreement.

“Televisa Investors” shall mean, as of any date, collectively, (i) Televisa; (ii) any Person that is not a Permitted Transferee of Televisa but that is, as of such date, a member of a Group of which Televisa and/or any of its Affiliates is a member with respect to securities of the Corporation (excluding any Principal Investor); and (iii) a Permitted Transferee of a Person described in clause (ii) above, provided that such Permitted Transferee is, as of such date, a member of, a Group of which Televisa and/or any of its Affiliates is a member with respect to securities of the Corporation (excluding any Principal Investor); in each case under clauses (i), (ii) and (iii), only if and to the extent such Person is then a Stockholder and holds any Shares; provided, further, that BMPS2 and BMPS4 shall not constitute a Televisa Investor and Televisa shall not be responsible for any actions or failures to act of BMPS2 and BMPS4, but Televisa shall be deemed to hold the Shares held by BMPS2 and BMPS4, including regardless of any Transfer of Shares by BMPS2 and BMPS4 under the Saban Arrangements.

“Televisa Eighty Percent Sell-Down” shall have the meaning set forth in the Stockholders Agreement.

“THL” shall mean, as of any date, Thomas H. Lee Equity Fund VI, L.P., THL Equity Fund VI Investors (Univision), L.P., and their respective Permitted Transferees, in each case only if such Person holds any shares of Common Stock.

“THL Co-Investment Vehicles” shall mean, as of any date, THL Equity Fund VI Intermediate Investors (Univision), L.P., THL Equity Fund VI Intermediate Investors (Univision US), L.P., THL Equity Fund VI Investors (GS), LLC, and their respective successor entities, and any Affiliated Fund thereof if, in each case, (i) substantially all of the equity thereof (including amounts paid for the acquisition of any Convertible Securities to subscribe for, purchase or otherwise acquire such equity) has not been contributed by the same investors, partners and members as contributed to the equity of THL, (ii) such entity has been formed for the main purpose of investing in the Corporation or any Affiliate thereof, and (iii) such entity owns shares of Common Stock. For the avoidance of doubt, neither THL Equity Fund VI Investors (Univision), L.P. nor any successor thereof shall be deemed to be a Co-Investment Vehicle for the purposes of these By-Laws.

“THL Investors” shall mean, as of any date, THL, the THL Co-Investment Vehicles, and their respective Permitted Transferees, in each case only if such Person holds any Shares.

“TOC Approval” shall have the meaning set forth in the Certificate of Incorporation.

“TPG” shall mean, as of any date, TPG Umbrella IV, L.P., TPG Media V-AIV 1, L.P., TPG Umbrella International IV, L.P., TPG Media V-AIV 2, L.P. and their respective Permitted Transferees, in each case only if such Person holds any Shares.

“TPG Co-Investment Vehicles” shall mean, as of any date, TPG Umbrella Co-Investment, L.P., TPG Umbrella International Co-Investment, L.P., and their respective successor entities, and any Affiliated Fund thereof if, in each case, (i) substantially all of the equity thereof (including amounts paid for the acquisition of any Convertible Securities to subscribe for, purchase or otherwise acquire such equity) has not been contributed by the same investors, partners and members as contributed to the equity of TPG, (ii) such entity has been formed for the main purpose of investing in the Corporation or any Affiliate thereof, and (iii) such entity owns Shares. For the avoidance of doubt, neither TPG Umbrella International IV, L.P., TPG Umbrella International V, L.P. nor any successor thereof shall be deemed to be a Co-Investment Vehicle for the purposes of these By-Laws.

“TPG Investors” shall mean, as of any date, TPG, the TPG Co-Investment Vehicles, and their respective Permitted Transferees, in each case only if such Person holds any Shares.

“Televisa Side Letter” shall mean that certain letter agreement dated as of [ ], 2015 between the Corporation and Televisa, as amended from time to time.

“Transaction Agreements” shall mean the Investment Agreement, the Principal Investor Agreement, the Stockholders Agreement, the Participation, Registration Rights and Coordination Agreement, the Glade Brook Side Letter, the Televisa Side Letter, the TV Warrants, the Service Agreements, the Certificate of Incorporation, these By-laws and the organizational documents of BMPH and Univision Communications, Inc., a Delaware Corporation.

“Transfer” shall mean any sale, pledge (provided that the term “Transfer” shall not be deemed to include a pledge of any Shares pursuant to a bona fide financing with a financial institution, commercial lender or other bona fide provider of debt financing, but shall be deemed to include a foreclosure on, or subsequent Transfer of, any such pledged Shares), assignment, encumbrance or other transfer or disposition of any Shares (or any voting or economic interest therein) to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise. For the avoidance of doubt, it shall constitute a “Transfer” subject to the restrictions on Transfer contained or referenced in Section 3 of the Stockholders Agreement (a) if a transferee is not an individual, a trust or an estate, and the transferor or an Affiliate thereof ceases to control such transferee, (b) with respect to an Acquisition Holdco, or a holder of Shares which was formed for the purpose of holding Shares, there is a transfer of the equity interests of such Acquisition Holdco or holder other than to a Permitted Transferee of such Acquisition Holdco or holder or of the party transferring the equity of such holder or (c) with respect to an Affiliate of Televisa of which the Shares held by such Affiliate constitute a majority of the value of such Affiliate, there is a direct Transfer of the equity interests of such Affiliate other than to a Permitted Transferee of such Affiliate or of the party transferring the equity of such Affiliate or to the shareholders of any publicly traded parent entity of such Affiliate. For the avoidance of doubt, a conversion of Class A Common Stock, Class S Common Stock and/or Class T Common Stock into Common Stock of any such other classes pursuant to the Certificate of Incorporation shall not be deemed as a Transfer. For the avoidance of doubt, any Transfer of Units shall be treated as a Transfer of a proportional number of Shares held by BMPS1, BMPS2, BMPS3 or BMPS4, as applicable (based on the total number of Units outstanding and the total number of Shares held by BMPS1, BMPS2, BMPS3 or BMPS4, as the case may be), in each case, as of immediately prior to such Transfer. No securities transferred to or held by BMPS1, BMPS2, BMPS3 or BMPS4 will be deemed to have been Transferred until they are sold by BMPS1, BMPS2, BMPS3 or BMPS4, as applicable. Notwithstanding the foregoing, with respect to securities acquired by BMPS2 and BMPS4 from any Televisa Investor, such securities will continue to be deemed to be securities held by Televisa regardless of any Transfer by BMPS2 and BMPS4 under the Saban Arrangements.

“TV Warrants” shall mean the Corporation warrants exercisable for shares of Class T Common Stock, as applicable, issuable under certain circumstances pursuant to the Transaction Agreements.

“Units” shall have the meaning set forth in the BMPS1 LLC Agreement, the BMPS2 LLC Agreement, the BMPS3 LLC Agreement and the BMPS4 LLC Agreement, as applicable.

ARTICLE XIV

Amendments

Subject to the Certificate of Incorporation and the Principal Investor Agreement, the Board of Directors shall have power to adopt, amend or repeal the Corporation’s By-laws. Subject to the Certificate of Incorporation and the Principal Investor Agreement, By-laws adopted by the Board of Directors may be repealed or changed, and new By-laws made, by the stockholders.

ARTICLE XV

Relationship to Transaction Agreements

The provisions of these By-laws are in all cases subject to the rights and obligations under the Transaction Agreements of the Corporation and the other parties thereto.

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